Exhibit 10.24(f)

FORM FOR FISCAL 2018 PSU AWARDS

Synaptics Incorporated
2010 Incentive Compensation Plan
Performance Stock Unit Grant Notice

Synaptics Incorporated (the “Company”) hereby awards to Participant the number of shares subject to the Performance Stock Units (“PSUs”) set forth below (the “Award”) under Sections 6(h) and 7 of the Company’s 2010 Incentive Compensation Plan, as amended and restated from time to time (the “Plan”). The Award is subject to all of the terms and conditions as set forth in this Performance Stock Unit Grant Notice (the “Notice of Grant”), the Plan and the Performance Stock Unit Award Agreement (the “Award Agreement”), all of which are attached hereto and incorporated in their entirety. Capitalized terms not explicitly defined in this Notice of Grant but defined in the Plan or the Award Agreement will have the same definitions as in the Plan or the Award Agreement. In the event of any conflict between the terms of the Award and the Plan, the terms of the Plan will control.

Participant:

Date of Grant:

Target Number of PSUs:

Maximum Number of PSUs:200% of the Target Number of PSUs

Performance Period:  _________________________________

Vesting Schedule:	The Award will be subject to performance- and service-based vesting conditions.

Performance-Based Vesting Condition:  The number of PSUs that satisfy the Performance-Based Vesting Condition will be based on the Company’s achievement of certain levels of Non-GAAP Earnings Per Share during the Performance Period, as described on Exhibit A, and may range between 0% and 200% of the target number of PSUs set forth in this Notice of Grant and Exhibit A.

Service-Based Vesting Condition:  One-third of the PSUs that satisfy the Performance-Based Vesting Condition will vest on each of_______________, _______________ and _______________, subject to the Participant’s Continuous Service on each vesting date.

Issuance Schedule:

Subject to any change on a capitalization adjustment pursuant to Section 10(c) of the Plan, one share of the Company’s common stock or the cash equivalent (“Common Stock”) will be issued for each PSU that satisfies both the performance- and service-based vesting schedules, with issuance occurring at the time set forth in the Award Agreement, but in all cases within the “short term deferral” period determined under Treasury Regulations Section 1.409A-1(b)(4).

Additional Terms/Acknowledgements: Participant acknowledges receipt of, and understands and agrees to, this Notice of Grant, the Award Agreement, the Plan and the prospectus for the Plan.  As of the Date of Grant, this Notice of Grant, the Award Agreement and the Plan set forth the entire understanding between Participant and the Company regarding the Award and supersede all prior oral and written agreements on the terms of the Award, with the exception, if applicable, of (i) the written employment agreement or offer letter agreement entered into between the Company and Participant specifying the terms that should govern this specific Award, or, if applicable instead, the severance benefit plan then in effect and applicable to Participant and (ii) any compensation recovery policy that is adopted by the Company or is otherwise required by applicable law. By accepting this Award, Participant consents to receive Plan documents by electronic delivery and to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

Synaptics IncorporatedParticipant:

By:

Title: Date:

Date:

Also Provided:	Award Agreement, Plan, Prospectus

Synaptics Incorporated
2010 Incentive Compensation Plan
Performance Stock Unit Award Agreement

Synaptics Incorporated (the “Company”) has granted Participant (as defined in the Notice of Grant) a Performance Stock Unit Award (the “Award” or the “PSUs”) pursuant to the provisions of the Company’s 2010 Incentive Compensation Plan (the “Plan”).  The Award will entitle the Participant to shares of Stock from the Company, if the Participant meets the vesting and performance requirements described in the attached Notice of Grant (“Notice of Grant”) and this Performance Stock Unit Award Agreement (the “Agreement”).

The details of the Award are as follows:

1.Grant Pursuant to Plan.  This Award is granted pursuant to the Plan, which is incorporated herein for all purposes.  The Participant hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all of the terms and conditions of this Agreement and of the Plan.  All capitalized terms in this Agreement shall have the meaning assigned to them in this Agreement, or, if such term is not defined in this Agreement, such term shall have the meaning assigned to it under the Plan.

2.Performance Stock Unit Award.  The Company granted to the Participant the target number of PSUs as of Date of Grant, each as set forth in the Notice of Grant (the “Grant Date”).  Such number of PSUs may be adjusted from time to time pursuant to Section 10(c) of the Plan.

3.Vesting and Forfeiture of Performance Stock Units.

(a)Vesting.  The Participant shall become vested in the PSUs in accordance with the vesting schedule in the Notice of Grant.

(b)Forfeiture.  The Participant shall forfeit any unvested PSUs, if any, in the event that the Participant’s Continuous Service is terminated for any reason, except as otherwise determined by the Plan Administrator in its sole discretion, which determination need not be uniform as to all Participants.

4.Settlement of Performance Stock Unit Award.

(a)The Company, at its discretion, shall deliver to the Participant one share of Stock for each vested PSU subject of this Agreement or the cash equivalent.  The PSUs shall vest pursuant to the performance- and time-based vesting conditions set forth in the Notice of Grant.

(b)Once shares of Stock or cash are delivered with respect to vested PSUs, such vested PSUs shall terminate and the Company shall have no further obligation to deliver shares of Stock or cash for such vested PSUs.

5.No Rights as Shareholder until Delivery.  The Participant shall not have any rights, benefits, or entitlements with respect to any Stock subject to this Agreement unless and until the Stock has been delivered to the Participant.  On or after delivery of the Stock, the Participant shall have, with respect to the Stock delivered, all of the rights of an equity interest holder of the Company, including the right to vote the Stock and the right to receive all dividends, if any, as may be declared on the Stock from time to time.

6.Adjustments in Case of a Change in Control.

(a)In the event that during the Participant's Continuous Service, a Change in Control occurs prior to the last day of a Performance Period, the target number of PSUs shall be deemed to have satisfied the performance-based vesting condition set forth in the Grant Notice, and the Performance Period shall be deemed completed, as of immediately prior to the closing of the Change in Control.  The target number of PSUs shall remain outstanding and will vest thereafter pursuant to the service-based vesting schedule set forth on the Grant Notice.

(b)The successor or acquiring entity in a Change in Control (or an affiliate thereof) may, with the consent of the Committee, assume the earned PSUs or substitute an equivalent equity or cash award or right (including an award or right that is based on the per share consideration payable to stockholders of the Company in such Change in Control).  If the successor or acquiring entity or an affiliate thereof does not cause such an assumption or substitution, then the earned PSUs shall become fully vested, and all applicable restrictions, deferrals of settlement or forfeiture provisions shall lapse, effective as of and contingent on the consummation of the Change in Control.  Immediately prior to and contingent on the consummation of the Change in Control, the Company shall deliver shares of Stock in respect of the vested PSUs (including PSUs that accelerate as provided in the immediately preceding sentence) as of the date of the consummation of such Change in Control.  In addition, the transaction agreement for such Change in Control may provide for the settlement of a vested PSU through a payment equal to the per share consideration payable to stockholders of the Company in such Change in Control.

7.Tax Provisions.

(a)Tax Consequences.  The Participant has reviewed with the Participant’s own tax advisors the federal, state, local, and foreign tax consequences of this investment and the transactions contemplated by this Agreement.  The Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents.  The Participant understands that the Participant (and not the Company) shall be responsible for any tax liability that may arise as a result of the transactions contemplated by this Agreement.

(b)Withholding Obligations.  At the time the Award is granted, or at any time thereafter as requested by the Company, the Participant hereby authorizes withholding from payroll and any other amounts payable to the Participant, including the shares of Stock deliverable pursuant to this Award, and otherwise agrees to make adequate provision for, any sums required to satisfy the federal, state, local, and foreign tax withholding obligations of the Company or a Related Entity, if any, which arise in connection with the Award.

(c)The Company, in compliance with any applicable legal conditions or restrictions, shall withhold from fully vested shares of Stock otherwise deliverable to the Participant upon the vesting of the Award a number of whole shares of Stock having a Fair Market Value, as determined by the Company as of the date the Participant recognizes income with respect to those shares of Stock, not in excess of the amount of tax required to be withheld by law (or such lower amount as may be necessary to avoid adverse financial accounting treatment).  Any adverse consequences to the Participant arising in connection with such Stock withholding procedure shall be the Participant’s sole responsibility.

(d)Unless the tax withholding obligations of the Company or any Related Entity are satisfied, the Company shall have no obligation to issue a certificate for such shares of Stock.

(e)Section 409A. This Award is intended to be exempt from Section 409A of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations and other guidance promulgated or issued thereunder (“Section 409A”).  However, if the Company determines that the Award constitutes deferred compensation as determined under Section 409A, and if the Participant is a “specified employee” for purposes of  Section 409A, then no distributions otherwise required to be made under this Agreement on account of the Participant’s “separation from service”, within the meaning under Section 409A, shall be made before the date that is six (6) months and one (1) day after the date of the Participant’s “Separation from Service” or, if earlier, the date of the Participant’s death. The Company agrees to cooperate with the Participant to amend this Agreement to the extent either the Company or the Participant deems necessary to avoid imposition of any additional tax or income recognition prior to actual payment to the Participant under Code Section 409A and any temporary or final Treasury Regulations and Internal Revenue Service guidance thereunder, but only to the extent such amendment would not have an adverse effect on the Company and would not provide the Participant with any additional rights, in each case as determined by the Company in its sole discretion.

8.Consideration.  With respect to the value of the shares of Stock to be delivered pursuant to the Award, such shares of Stock are granted in consideration for the services the Participant shall provide to the Company during the vesting period.

9.Transferability.  The PSUs granted under this Agreement are not transferable otherwise than by will or under the applicable laws of descent and distribution.  In addition, the PSUs shall not be assigned, negotiated, pledged, or hypothecated in any way (whether by operation of law or otherwise), and the PSUs shall not be subject to execution, attachment, or similar process.

10.General Provisions.

(a)Employment At Will.  Nothing in this Agreement or in the Plan shall confer upon the Participant any right to continue in the service of the Company or its Related Entities for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Related Entity employing or retaining the Participant) or of the Participant, which rights are hereby expressly reserved by each, to terminate the Participant’s service at any time for any reason, with or without cause.

(b)Notices.  Any notice required to be given under this Agreement shall be in writing and shall be deemed effective upon personal delivery or upon deposit in the U.S. mail, registered or certified, postage prepaid and properly addressed to the party entitled to such notice at the address indicated below such party’s signature line on this Agreement or at such other address as such party may designate by ten (10) days’ advance written notice under this section to all other parties to this Agreement.

(c)No Limit on Other Compensation Arrangements.  Nothing contained in this Agreement shall preclude the Company from adopting or continuing in effect other or additional compensation arrangements, and those arrangements may be either generally applicable or applicable only in specific cases.

(d)Severability.  If any provision of this Agreement is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or would disqualify this Agreement or the Award under any applicable law, that provision shall be construed or deemed amended to conform to applicable law (or if that provision cannot be so construed or deemed amended without materially altering the purpose or intent of this Agreement and the Award, that provision shall be stricken as to that jurisdiction and the remainder of this Agreement and the Award shall remain in full force and effect).

(e)No Trust or Fund Created.  Neither this Agreement nor the grant of the Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and the Participant or any other person.  The PSUs subject to this Agreement represent only the Company’s unfunded and unsecured promise to issue Stock to the Participant in the future.  To the extent that the Participant or any other person acquires a right to receive payments from the Company pursuant to this Agreement, that right shall be no greater than the right of any unsecured general creditor of the Company.

(f)Cancellation of Award.  If any PSUs subject to this Agreement are forfeited, then from and after such time, the person from whom such PSUs are forfeited shall no longer have any rights to such PSUs or the corresponding shares of Stock.  Such PSUs shall be deemed forfeited in accordance with the applicable provisions hereof.

(g)Participant Undertaking.  The Participant hereby agrees to take whatever additional action and execute whatever additional documents the Company may deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on either the Participant or the shares of Stock deliverable pursuant to the provisions of this Agreement.

(h)Amendment, Modification, and Entire Agreement.  No provision of this Agreement may be modified, waived, or discharged unless that waiver, modification, or discharge is agreed to in writing and signed by the Participant and the Plan administrator.  This Agreement constitutes the entire contract between the parties hereto with regard to the subject matter hereof.  This Agreement is made pursuant to the provisions of the Plan and shall in all respects be construed in conformity with the terms of the Plan.  In the event of a conflict between the Plan and this Agreement, the terms of the Plan shall govern.  The Participant further acknowledges that as of the Grant Date, this Agreement and the Plan set forth the entire understanding between the Participant and the Company regarding the acquisition of Stock pursuant to this Award and supersede all prior oral and written agreements on that subject with the exception of awards from the Company previously granted and delivered to the Participant.  No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement.

(i)Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the state of Delaware without regard to the conflict-of-laws rules thereof or of any other jurisdiction.

(j)Interpretation.  The Participant accepts this Award subject to all the terms and provisions of this Agreement and the terms and conditions of the Plan.  The undersigned Participant hereby accepts as binding, conclusive, and final all decisions or interpretations of the Plan Administrator upon any questions arising under this Agreement.

(k)Successors and Assigns.  The provisions of this Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and upon the Participant, the Participant’s assigns and the legal representatives, heirs, and legatees of Participant’s estate, whether or not any such person shall have become a party to this Agreement and have agreed in writing to join herein and be bound by the terms hereof.  The Company may assign its rights and obligations under this Agreement, including, but not limited to, the forfeiture provision of Section 3(b) to any person or entity selected by the Board.

(l)Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

(m)Headings.  Headings are given to the Sections and Subsections of this Agreement solely as a convenience to facilitate reference.  The headings shall not be deemed in any way material or relevant to the construction or interpretation of this Agreement or any provision thereof.

11.Representations.  The Participant acknowledges and agrees that the Participant has reviewed the Agreement in its entirety, has had an opportunity to obtain the advice of counsel prior to executing and accepting the Award, and fully understands all provisions of the Award.

12.Compliance with Section 409A.

(a)General.  It is the intention of both the Company and the Participant that the benefits and rights to which the Participant could be entitled pursuant to this Agreement be exempt from Section 409A, and to the extent not so exempt, to comply with Section 409A, and the provisions of this Agreement shall be construed in a manner consistent with that intention.

(b)No Representations as to Section 409A Compliance.  Notwithstanding the foregoing, the Company does not make any representation to the Participant that the PSUs awarded pursuant to this Agreement are exempt from, or satisfy, the requirements of Section 409A, and the Company shall have no liability or other obligation to indemnify or hold harmless the Participant or any Beneficiary for any tax, additional tax, interest or penalties that the Participant or any Beneficiary may incur in the event that any provision of this Agreement, or any amendment or modification thereof or any other action taken with respect thereto is deemed to violate any of the requirements of Section 409A.

(c)No Acceleration of Payments.  Neither the Company nor the Participant, individually or in combination, may accelerate any payment or benefit that is subject to Section 409A, except in compliance with Section 409A and the provisions of this Agreement, and no amount that is subject to Section 409A shall be paid prior to the earliest date on which it may be paid without violating Section 409A.

(d)Treatment of Each Installment as a Separate Payment. For purposes of applying the provisions of Section 409A to this Agreement, each separately identified amount to which the Participant is entitled under this Agreement shall be treated as a separate payment.  In addition, to the extent permissible under Section 409A, any series of installment payments under this Agreement shall be treated as a right to a series of separate payments.